Exhibit 99.1

News Announcement

Conference Call:	Today, October 26, 2006 at 9:00 a.m. EDT
Dial-in numbers:	212/896-6011 or 415/537-1818
Webcast:	www.pngaming.com

Replay information provided below

CONTACT:
William J. Clifford	Joseph N. Jaffoni, Richard Land
Chief Financial Officer	Jaffoni & Collins Incorporated
610/373-2400	212/835-8500 or penn@jcir.com

FOR IMMEDIATE RELEASE

PENN NATIONAL GAMING REPORTS THIRD QUARTER DILUTED EPS
OF $1.79, INCLUSIVE OF $1.32 PER SHARE GAIN ON SALE

- EBITDA Rises 107% to $162.8 Million -
- Net Income Rises to $155.1 Million, Inclusive of $114.7 Million Gain on Sale -

- Establishes 2006 Fourth Quarter EBITDA Guidance of $142.3 Million
and Diluted EPS From Continuing Operations Guidance of $0.34 -

Wyomissing, Penn., (October 26, 2006) – Penn National Gaming, Inc. (PENN: Nasdaq) today reported record third quarter operating results for the period ended September 30, 2006, as summarized below:

Summary of Third Quarter Results

	Three Months Ended
	September 30,
			Revised Guidance
(in millions)		2006 Guidance	from August 9,
(except per share data)	2006 Actual	Original (3)	2006 (4)	2005 Actual
Net revenues (1)	$586.1	$578.2		$286.9
EBITDA (2)	162.8	160.2		78.6
Less depreciation and amortization, gain/loss on disposal of assets, interest expense - net, income taxes, charges for stock compensation and other expenses	(122.4)	(117.1)		(58.8)
Net income from continuing operations	40.4	43.1		19.8
Loss from discontinued operations	—	—		(2.3)
Gain on sale of discontinued operations	114.7	—		37.9
Net income	$155.1	$43.1		$55.4
Per share data
Diluted earnings per share from continuing operations	$0.47	$0.49	$0.47	$0.23
Diluted earnings per share	$1.79	$0.49	N/A	$0.64

-more-

(1)          Revenue figures for all periods reflect a reclassification for cash redemption coupons to contra-revenue from operating expense.  This reclassification had no effect on operating income, EBITDA, net income or earnings per share for the three month period ended September 30, 2005.

(2)          EBITDA is income from continuing operations excluding charges for stock compensation, depreciation and amortization, gain or loss on disposal of assets, settlement costs and hurricane expenses, and is inclusive of earnings from joint venture.  A reconciliation of net income per accounting principles generally accepted in the United States of America (“GAAP”) to EBITDA, as well as income from continuing operations per GAAP to EBITDA is included in the accompanying financial schedules.

(3)          The figures in this column present the guidance Penn National Gaming provided on July 27, 2006 for the third quarter ended September 30, 2006.

(4)          On August 9, 2006, Penn National reported that it had secured new property insurance and that the incremental cost of securing the insurance would impact the original third quarter 2006 guidance by $0.02 per diluted share (the original guidance was diluted earnings per share of $0.49).  The Company did not update its other third quarter financial guidance metrics on August 9, 2006.

In the three months ended September 30, 2006, Penn National Gaming executed an amended purchase agreement that, among other things, provided for the Mohegan Tribal Gaming Authority’s irrevocable waiver of any post-closing termination rights related to its purchase of The Downs Racing, Inc.  This agreement effectively completed the sale of The Downs Racing, Inc. and its subsidiaries to the Mohegan Tribal Gaming Authority, and Penn National recorded a net book gain on the sale of $114.7 million (net of $84.3 million of income taxes), or $1.32 per diluted share.

In the three months ended September 30, 2005, Penn National Gaming recorded $19.1 million of pre-tax expenses ($12.3 million, or $0.14 per diluted share, after-tax) related to the impact of Hurricane Katrina on two gulf coast properties.

	Three Months Ended
	September 30,
	2006 Actual	2005 Actual
Diluted earnings per share from continuing operations	$0.47	$0.23
Hurricane Katrina expenses	—	0.14
Diluted earnings per share from continuing operations before Hurricane Katrina expenses	$0.47	$0.37

There were numerous factors that affected the Company’s results for the three and nine month periods ended September 30, 2006, including the following:

•                  The successful integration of the Argosy Gaming Company properties, which were acquired in October 2005;

•                  The contribution of Hollywood Slots at Bangor, which opened in November 2005;

•                  A full-quarter’s contribution from Boomtown Biloxi, which re-opened in June 2006;

•                  A partial quarter’s contribution from Hollywood Casino® - Bay St. Louis, which re-opened in late August 2006;

•                  Continued better than historical operating results at Casino Rouge since Hurricane Katrina;

•                  The impact of the 3% Illinois tax surcharge on the Company’s two Chicagoland boats, which amounted to $4.0 million pre-tax, or $0.02 per diluted share in the quarter ended September 30, 2006;

•                  The impact of increased windstorm and flood insurance costs compared to the prior year which amounted to approximately $4.0 million pre-tax, or $0.02 per diluted share, for the period between August 8, 2006 and September 30, 2006;

•                  Funding Penn National Gaming’s share of the Ohio Learn and Earn referendum;

•                  Absorbing a $1.5 million pre-tax charge, or $0.01 per diluted share, related to the Company’s share of converting the Pension Plan at Freehold Raceway from a defined-benefit plan to a defined-contribution plan; and,

•                  A $3.8 million charge to income taxes, or $0.04 per diluted share, for items identified in preparation of our tax returns.

Commenting on the results, Peter M. Carlino, Chairman and Chief Executive Officer of Penn National said, “Reflecting the strength and resilience of the regional markets in which we operate, Penn National achieved record third quarter operating results.  With the opening in late August of Hollywood Casino-Bay St. Louis, Penn National has rebounded from the devastation of last year’s hurricane and is completely focused on expanding our operating base and generating returns on invested capital that will continue to bring value to our shareholders.

“As described in greater detail below, in Pennsylvania, we are presently in the process of developing a state-of-the-art integrated racing and gaming facility at our racetrack outside of Harrisburg.  In Maine, we’ve received the requisite host community approvals for construction of our permanent gaming facility.  In Ohio, we’re continuing to provide support for a proposed constitutional amendment that would establish a tuition grant program for Ohio students and permit slot machines at our Raceway Park facility, and eight other locations in the state.  In West Virginia, we’re continuing to advance our long-term plan for Charles Town Races.  Finally, the Company is moving forward on Argosy Casino Lawrenceburg’s new two-level barge, which will significantly expand the number of available gaming positions.

“In August, the Company commenced construction of its planned, permanent Hollywood Casino racing and gaming facility at Penn National Race Course.  In late September, the Pennsylvania Gaming Control Board granted the Company a conditional Category 1 slot machine license.  Over the next year, we plan to create an exciting entertainment destination featuring a five-story, 365,000 square foot facility with initial capacity for 3,000 slot machines.  The project is expected to create approximately 800 new jobs, to open with 2,000 slots, and to feature a food court and track side dining, a sports bar, various racing area concessions, bar and lounge areas on the gaming level, and a five-story parking garage with valet service.  The long-term plan for Penn National Race Course, which includes the potential addition of a hotel and conference center, retail outlets, entertainment center, and additional parking deck, would allow the facility to accommodate up to 5,000 gaming devices.  We view Hollywood Casino at Penn National as both a near- and long-term growth driver, similar to Charles Town Races, in that we expect it to be among the largest in the nation in terms of gaming positions, have unique customer feeder markets, and, based on our analysis, deliver very attractive returns on invested capital.

“Charles Town has recorded growth in annual EBITDA in each year since its 1997 opening, which reflects our continued investment in the facility and the track according to our long-term plan.  The first phase of Charles Town’s current expansion adds gaming floor capacity for an additional 800 gaming devices and is on schedule for opening in the first quarter of 2007.  Subsequently, development will continue at the property with additional gaming floor space to accommodate another 1,000 slots, parking and food and beverage expansions and a hotel.  Ultimately, we envision Charles Town Races will feature approximately 6,000 slot machines.

“While smaller in scale than our Hollywood Casino at Penn National and Charles Town projects, we are also very excited about the prospective value to be derived from our Hollywood Slots at Bangor permanent facility given the strong EBITDA returns generated by the temporary facility in its first year of operation.  Last month, we presented to local leaders our plans for the proposed permanent facility, to be located across the street from Bangor Raceway at Bass Park, in close proximity to Interstate 395.  This followed our resolution during the quarter of the final property ownership issue related to the proposed site.  Construction of Hollywood Slots, which will feature a two-story semi-circular glass tower, is expected to begin in early 2007.  We anticipate the 116,000-square-foot Bangor facility will open mid-2008 with 500 employees, 1,000 slots, and capacity for 1,500 gaming machines, and will also include a four-story parking garage, restaurants and retail space as well as a new simulcast facility for off-track wagering.  We are pleased to report that for the first time, harness racing at Bangor Raceway has resumed in October and November as our operation of Hollywood Slots has doubled race purses this year, creating more interest among patrons and horsemen in the state.

“Ohio represents another market in which we are seeking to leverage our property development and management capabilities to deliver value for stockholders while creating a unique and very significant pool of tuition funds for in-state college students.  During the November 7 election, Ohioans will vote on Issue 3, an amendment to allow slots at seven existing racetracks — including Penn National’s Raceway Park in Toledo — and two non-racing casinos in Cleveland with up to 3,500 slots per location.  With support from the state’s three major horsemen’s groups and the potential to deliver more than $853 million per year in college tuition and an additional $200 million per year to local governments for attracting new businesses and jobs, we are hopeful that the amendment will pass.

“Penn National’s other development projects, including the hotel at Argosy Casino Riverside and the Argosy Casino Lawrenceburg barge and parking project, remain on track with our previously announced budgets.

“While our current properties consistently deliver excellent quarterly results, Penn National Gaming continues to execute on a disciplined, yet aggressive approach to achieving growth both organically and through acquisitions.”

Development and Expansion Projects

The table below outlines Penn National Gaming’s current pipeline of new or expanded facilities:

			Amount
			Expended
	New	Planned	through	Expected
	Gaming	Total	September 30,	Opening
Project/Scope	Positions	Budget	2006	Date
	(in millions)

Charles Town (WV) - Casino expansion including a hotel and a 65,000 square foot expansion of the gaming floor. Gaming space will be finished in two phases: the first phase will be completed in the first quarter of 2007, and will allow for 800 more gaming machines, and the second phase will provide capacity for an additional 1,000 gaming machines.	800	$80	$7	First phase of gaming space 1Q ‘07

Argosy Casino Riverside (MO) - Construction of 258-room hotel.	—	$66	$37	Hotel 2Q ‘07

Argosy Casino Lawrenceburg (IN) - New two-level 250,000 square foot gaming barge, an additional 1,500 space parking garage and road and infrastructure improvements. The gaming barge will allow 4,000 positions on one level and another 400 positions will be added to the second level, along with restaurants and other amenities on the gaming barge.	1,600	$310	$57	Parking facility 4Q ‘07; gaming facility 4Q ‘08

Hollywood Casino at Penn National (PA) - Building an integratedracing and gaming facility. Budget includes a $50 million license fee and the purchase of an initial 2,000 slot machines (with the building size sufficient to add 1,000 additional machines), a 2,500 space parking garage and several restaurants.	2,000	$310	$26	1Q ‘08

Hollywood Slots at Bangor (ME) - Building a permanent facility, which will include a 1,500 slot facility (1,000 slot machines at opening), a 1,500 space parking garage, several restaurants and an off-track wagering facility.	525	$90	$3	2Q ‘08

Financial Guidance

The following table sets forth current guidance targets for continuing operations for the 2006 fourth quarter and full year, based on the following assumptions:

•                  The repair of Boomtown Biloxi and Hollywood Casino Bay St. Louis are assumed to be completely funded through insurance recoveries;

•                  Although Penn National Gaming expects to receive business interruption insurance proceeds resulting from the hurricane damage incurred at Boomtown Biloxi and Hollywood Casino Bay St. Louis, the Company cannot presently determine the amount or the timing of such payments and, as such, these proceeds are excluded from guidance;

•                  Fourth quarter operating results from the Company’s Casino Rouge property are expected to be moderately better than what the facility produced in the periods prior to the impact of Hurricane Katrina;

•                  The impact of increased windstorm and flood insurance costs compared to the fourth quarter of 2005 is expected to be approximately $6.0 million pre-tax, or $0.04 per diluted share;

•                  While the Company has been granted an injunction blocking the distribution of Illinois’ 3% additional gaming tax at its Empress Casino Hotel and Hollywood Casino Aurora properties, we will continue to accrue for and pay such taxes until the matter is resolved.  In aggregate, we will incur incremental gaming taxes in the 2006 fourth quarter of approximately $3.8 million, which will impact earnings per diluted share by $0.02;

•                  Penn National Gaming is currently required by the Illinois Gaming Board to reach a definitive sales agreement for the Empress Casino Hotel by June 30, 2008.  However, the results of Empress Casino Hotel are included in continuing operations as the accounting standards for treating properties as “assets held for sale” will not be met in 2006; as such, the results from the property are included in our 2006 fourth quarter and full year guidance;

•                  Anticipated fourth quarter and full year 2006 results include our expected expenses for supporting the November 2006 referendum in Ohio, which are not deductible for tax purposes;

•                  Anticipated 2006 results include a pre-tax non-cash charge for stock compensation of $20.6 million ($13.3 million net of taxes, or $0.15 per share);

•                  The effective tax rate for federal, state and local income taxes for the fourth quarter and full year 2006 will be 43.2% and 43.5% respectively, reflecting the impact of better operating results in jurisdictions with higher state income tax and the non-deductibility of political lobbying expenses;

•                  The Company will have approximately 86.6 million diluted shares outstanding as of December 31, 2006; and,

•                  There will be no material changes in economic conditions, applicable legislation or regulation, world events, weather, or other circumstances beyond our control that may adversely affect the Company’s results of operations.

Financial Guidance

	Three Months Ended		Full Year Ended
					Revised
	December 31,	December 31,	2006 Revised	2006 Guidance	Guidance from	2005
(in millions, except per share data)	2006 Guidance	2005 Actual (5)	Guidance	Original (3)	August 9, 2006 (4)	Actual (5)
Net revenues (1)	$558.6	$504.5	$2,230.3	$2,220.2		$1,369.1
EBITDA (2)	142.3	143.9	625.1	627.1		373.3
Less depreciation and amortization, gain/loss on disposal of assets, interest expense - net, income taxes, hurricane costs, charge for stock compensation and other expenses	(112.8)	(103.2)	(463.9)	(460.4)		(241.1)

Net income from continuing operations before charge for early extinguishment of debt, hurricane expense, settlement charges and impairment charge for Penn National grandstand	29.5	40.7	161.2	166.7		132.2
Charge for early extinguishment of debt, net of tax	—	(0.8)	(6.5)	(6.5)		(11.7)
Hurricane expense, net of tax	—	(1.2)	—	—		(13.7)
Settlement charges, net of tax	—	—	—	—		(16.8)
Impairment charge for Penn National grandstand, net of tax	—	(2.5)	—	—		(2.8)
Net income from continuing operations GAAP	$29.5	$36.2	$154.7	$160.2		$87.2

Diluted earnings per share before charge for early extinguishment of debt, hurricane expense, settlement charges, and impairment charge for Penn National grandstand	$0.34	$0.47	$1.86	$1.91		$1.55
EPS impact of charge for early extinguishment of debt, hurricane expense, settlement charges, and impairment charge for Penn National grandstand	—	(0.05)	(0.07)	(0.07)		(0.53)
Diluted earnings per share from continuing operations	$0.34	$0.42	$1.79	$1.84	$1.79	$1.02

(1)          Reflects reclassification for cash redemption coupons to contra-revenue from operating expense.

(2)          EBITDA is income from continuing operations excluding charges for stock compensation, depreciation and amortization, gain or loss on disposal of assets, settlement costs and hurricane expenses, and is inclusive of earnings from joint venture.

(3)          The figures in this column present the guidance Penn National Gaming provided on July 27, 2006 for the full year ended December 31, 2006.

(4)          On August 9, 2006, Penn National reported that it had secured new property insurance and that the incremental cost of securing the insurance would impact the full year 2006 guidance by $0.05 per diluted share (the original guidance for diluted earnings per share from continuing operations was $1.84).  The Company did not update its other financial guidance metrics on August 9, 2006.

(5)          2005 Actual results do not include charges for stock compensation.

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

Property Information – Continuing Operations

(in thousands) (unaudited)

	NET REVENUES (1)		EBITDA (2)
	Three Months Ended September 30,		Three Months Ended September 30,
	2006	2005	2006	2005
Charles Town Entertainment Complex	$126,973	$118,403	$37,627	$35,954
Argosy Casino Lawrenceburg	120,206	—	39,852	—
Hollywood Casino Aurora	61,781	58,619	18,964	20,059
Empress Casino Hotel	59,852	—	13,784	—
Argosy Casino Riverside	37,999	—	11,499	—
Casino Rouge	33,333	28,877	13,890	10,859
Argosy Casino Alton	29,090	—	7,638	—
Hollywood Casino Tunica	27,089	26,855	6,597	7,346
Hollywood Casino Bay St. Louis (3)	10,767	16,366	3,156	3,011
Argosy Casino Sioux City	13,319	—	4,215	—
Boomtown Biloxi (3)	27,927	10,782	12,456	2,355
Hollywood Slots at Bangor	11,187	733	3,191	(737)
Bullwhackers	6,903	7,888	922	1,383
Casino Rama management service contract	4,819	5,201	4,466	4,829
Pennsylvania Racing Operations	12,691	13,213	795	268
Raceway Park	2,175	—	(163)	—
Earnings from Pennwood Racing, Inc.	—	—	(1,665)	230
Corporate overhead	—	—	(14,389)	(6,984)
Total	$586,111	$286,937	$162,835	$78,573

	NET REVENUES (1)		EBITDA (2)
	Nine Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Charles Town Entertainment Complex	$366,343	$334,390	$107,181	$98,562
Argosy Casino Lawrenceburg	355,363	—	118,593	—
Hollywood Casino Aurora	184,234	169,862	60,483	55,268
Empress Casino Hotel	179,904	—	48,568	—
Argosy Casino Riverside	114,601	—	37,100	—
Casino Rouge	111,900	86,428	50,492	32,078
Argosy Casino Alton	86,814	—	23,513	—
Hollywood Casino Tunica	82,146	79,553	21,497	20,483
Hollywood Casino Bay St. Louis (3)	10,767	69,576	3,156	14,103
Argosy Casino Sioux City	40,566	—	13,184	—
Boomtown Biloxi (3)	28,937	45,837	12,718	10,969
Hollywood Slots at Bangor	30,001	1,215	8,169	(860)
Bullwhackers	20,525	21,992	2,464	3,184
Casino Rama management service contract	14,127	13,968	13,098	12,959
Pennsylvania Racing Operations	38,851	41,750	2,265	3,147
Raceway Park	6,607	—	(229)	—
Earnings from Pennwood Racing, Inc.	—	—	(678)	1,216
Corporate overhead	—	—	(38,790)	(21,750)
Total	$1,671,686	$864,571	$482,784	$229,359

(1)          Reflects reclassification for cash redemption coupons to contra-revenue from operating expense.

(2)          EBITDA is income from continuing operations excluding charges for stock compensation, depreciation and amortization, gain or loss on disposal of assets, settlement costs and hurricane expenses, and is inclusive of earnings from joint venture.  A reconciliation of net income per accounting principles generally accepted in the United States of America (“GAAP”) to EBITDA, as well as income from continuing operations per GAAP to EBITDA is included in the accompanying financial schedules.

(3)          Hollywood Casino Bay St. Louis and Boomtown Biloxi were closed effective August 28, 2005 due to hurricane damage.  Boomtown Biloxi reopened on June 29, 2006 and Hollywood Casino Bay St. Louis reopened on August 31, 2006.

Reconciliation of EBITDA to Net Income (GAAP)

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

Property Information – Continuing Operations

(in thousands) (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
EBITDA	$162,835	$78,573	$482,784	$229,359
Loss (earnings) from joint venture	1,665	(230)	678	(1,216)
Depreciation and amortization	(31,196)	(14,942)	(88,642)	(46,406)
Charge for stock compensation	(4,831)	—	(15,235)	—
Settlement costs and hurricane expense	—	(19,142)	—	(47,317)
Loss on disposals	(418)	(1,965)	(792)	(2,186)
Income from continuing operations	$128,055	$42,294	$378,793	$132,234
Interest expense	(49,732)	(12,824)	(145,927)	(41,652)
Interest income	882	958	2,652	3,180
(Loss) earnings from joint venture	(1,665)	230	(678)	1,216
Other	(593)	532	(519)	438
Charge for early extinguishment of debt	—	—	(10,022)	(16,673)
Taxes on income	(36,548)	(11,386)	(99,222)	(27,793)
Net income from continuing operations	$40,399	$19,804	$125,077	$50,950
Loss from discontinued operations, net of tax	—	(2,291)	—	(5,512)
Gain on sale of discontinued operations	114,661	37,888	114,661	37,888
Net income	$155,060	$55,401	$239,738	$83,326

Reconciliation of Income from Continuing Operations (GAAP) to EBITDA

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

Property Information Including Corporate Overhead

(in thousands) (unaudited)

Three Months Ended September 30, 2006

	Income				Loss
	from		Depreciation	(Gain)/loss	from
	continuing	Charge for stock	and	on disposal of	joint
	operations	compensation	amortization	assets	venture	EBITDA
Charles Town Entertainment Complex	$31,917	$—	$5,712	$(2)	$—	$37,627
Argosy Casino Lawrenceburg	35,599	—	4,273	(20)	—	39,852
Hollywood Casino Aurora	16,680	—	2,284	—	—	18,964
Empress Casino Hotel	10,768	—	3,016	—	—	13,784
Argosy Casino Riverside	8,451	—	2,892	156	—	11,499
Casino Rouge	11,564	—	2,061	265	—	13,890
Argosy Casino Alton	5,573	—	2,065	—	—	7,638
Hollywood Casino Tunica	4,785	—	1,812	—	—	6,597
Hollywood Casino Bay St. Louis (1)	2,163	—	992	1	—	3,156
Argosy Casino Sioux City	3,133	—	1,082	—	—	4,215
Boomtown Biloxi (1)	10,959	—	1,497	—	—	12,456
Hollywood Slots at Bangor	2,130	—	1,061	—	—	3,191
Bullwhackers	350	—	564	8	—	922
Casino Rama management service contract	4,466	—	—	—	—	4,466
Pennsylvania Racing Operations	439	—	346	10	—	795
Raceway Park	(190)	—	27	—	—	(163)
Earnings from Pennwood Racing, Inc.	—	—	—	—	(1,665)	(1,665)
Corporate overhead	(20,732)	4,831	1,512	—	—	(14,389)
Total	$128,055	$4,831	$31,196	$418	$(1,665)	$162,835

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

Property Information Including Corporate Overhead

(in thousands) (unaudited)

Three Months Ended September 30, 2005

	Income	Settlement			Earnings
	from	costs and	Depreciation	(Gain)/loss	from
	continuing	hurricane	and	on disposal of	joint
	operations	expense	amortization	assets	venture	EBITDA
Charles Town Entertainment Complex	$29,408	$—	$4,828	$1,718	$—	$35,954
Hollywood Casino Aurora	17,842	—	2,217	—	—	20,059
Casino Rouge	8,897	—	1,884	78	—	10,859
Hollywood Casino Tunica	5,096	—	2,216	34	—	7,346
Hollywood Casino Bay St. Louis (1)	(10,809)	12,351	1,442	27	—	3,011
Boomtown Biloxi (1)	(5,236)	6,791	704	96	—	2,355
Hollywood Slots at Bangor	(780)	—	43	—	—	(737)
Bullwhackers	876	—	495	12	—	1,383
Casino Rama management service contract	4,829	—	—	—	—	4,829
Pennsylvania Racing Operations	(75)	—	343	—	—	268
Earnings from Pennwood Racing, Inc.	—	—	—	—	230	230
Corporate overhead	(7,754)	—	770	—	—	(6,984)
Total	$42,294	$19,142	$14,942	$1,965	$230	$78,573

(1)          Income from continuing operations and EBITDA for the three months ended September 30, 2006 and 2005 reflects the closure of Hollywood Casino Bay St. Louis and Boomtown Biloxi, which incurred extensive hurricane damage in August 2005.  Boomtown Biloxi reopened on June 29, 2006, and Hollywood Casino Bay St. Louis reopened on August 31, 2006.

Reconciliation of Income from Continuing Operations (GAAP) to EBITDA

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

Property Information Including Corporate Overhead

(in thousands) (unaudited)

Nine Months Ended September 30, 2006

	Income				Loss
	from		Depreciation	(Gain)/loss	from
	continuing	Charge for stock	and	on disposal of	joint
	operations	compensation	amortization	assets	venture	EBITDA
Charles Town Entertainment Complex	$92,301	$—	$15,240	$(360)	$—	$107,181
Argosy Casino Lawrenceburg	105,469	—	13,164	(40)	—	118,593
Hollywood Casino Aurora	53,924	—	6,727	(168)	—	60,483
Empress Casino Hotel	38,645	—	9,923	—	—	48,568
Argosy Casino Riverside	28,371	—	8,538	191	—	37,100
Casino Rouge	43,136	—	6,238	1,118	—	50,492
Argosy Casino Alton	16,478	—	7,035	—	—	23,513
Hollywood Casino Tunica	15,814	—	5,681	2	—	21,497
Hollywood Casino Bay St. Louis (1)	1,789	—	1,345	22	—	3,156
Argosy Casino Sioux City	10,121	—	3,060	3	—	13,184
Boomtown Biloxi (1)	11,221	—	1,497	—	—	12,718
Hollywood Slots at Bangor	5,260	—	2,909	—	—	8,169
Bullwhackers	842	—	1,608	14	—	2,464
Casino Rama management service contract	13,098	—	—	—	—	13,098
Pennsylvania Racing Operations	1,288	—	967	10	—	2,265
Raceway Park	(369)	—	140	—	—	(229)
Earnings from Pennwood Racing, Inc.	—	—	—	—	(678)	(678)
Corporate overhead	(58,595)	15,235	4,570	—	—	(38,790)
Total	$378,793	$15,235	$88,642	$792	$(678)	$482,784

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

Property Information Including Corporate Overhead

(in thousands) (unaudited)

Nine Months Ended September 30, 2005

	Income	Settlement			Earnings
	from	costs and	Depreciation	(Gain)/loss	from
	continuing	hurricane	and	on disposal of	joint
	operations	expense	amortization	assets	venture	EBITDA
Charles Town Entertainment Complex	$83,300	$—	$13,524	$1,738	$—	$98,562
Hollywood Casino Aurora	48,371	—	6,897	—	—	55,268
Casino Rouge	(1,865)	28,175	5,779	(11)	—	32,078
Hollywood Casino Tunica	14,029	—	6,420	34	—	20,483
Hollywood Casino Bay St. Louis (1)	(4,436)	12,351	6,098	90	—	14,103
Boomtown Biloxi (1)	1,123	6,791	2,766	289	—	10,969
Hollywood Slots at Bangor	(990)	—	130	—	—	(860)
Bullwhackers	1,705	—	1,431	48	—	3,184
Casino Rama management service contract	12,959	—	—	—	—	12,959
Pennsylvania Racing Operations	2,086	—	1,061	—	—	3,147
Earnings from Pennwood Racing, Inc.	—	—	—	—	1,216	1,216
Corporate overhead	(24,048)	—	2,300	(2)	—	(21,750)
Total	$132,234	$47,317	$46,406	$2,186	$1,216	$229,359

(1)          Income from continuing operations and EBITDA for the three months ended September 30, 2006 and 2005 reflects the closure of Hollywood Casino Bay St. Louis and Boomtown Biloxi, which incurred extensive hurricane damage in August 2005.  Boomtown Biloxi reopened on June 29, 2006 and Hollywood Casino Bay St. Louis reopened on August 31, 2006.

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

Consolidated Statements of Income
(in thousands, except per share data) (unaudited)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2006	2005	2006	2005

Revenues
Gaming (1)	$536,901	$249,824	$1,531,155	$749,962
Racing	13,075	11,627	40,277	36,731
Management service fee	4,819	5,201	14,127	13,968
Food, beverage and other	59,198	34,113	164,183	111,263
Gross revenues	613,993	300,765	1,749,742	911,924
Less promotional allowances	(27,882)	(13,828)	(78,056)	(47,353)
Net revenues	586,111	286,937	1,671,686	864,571

Operating expenses
Gaming (1)	278,079	136,535	788,705	403,557
Racing	10,094	9,173	31,020	28,241
Food, beverage and other	52,703	25,603	149,931	75,328
General and administrative	85,984	39,248	234,595	131,488
Hurricane expense	—	19,142	—	19,142
Settlement costs	—	—	—	28,175
Depreciation and amortization	31,196	14,942	88,642	46,406
Total operating expenses	458,056	244,643	1,292,893	732,337
Income from continuing operations	128,055	42,294	378,793	132,234

Other income (expenses)
Interest expense	(49,732)	(12,824)	(145,927)	(41,652)
Interest income	882	958	2,652	3,180
(Loss) earnings from joint venture	(1,665)	230	(678)	1,216
Other	(593)	532	(519)	438
Loss on early extinguishment of debt	—	—	(10,022)	(16,673)
Total other expenses	(51,108)	(11,104)	(154,494)	(53,491)

Income from continuing operations before income taxes	76,947	31,190	224,299	78,743
Taxes on income	36,548	11,386	99,222	27,793
Net income from continuing operations	40,399	19,804	125,077	50,950

Loss from discontinued operations, net of tax	—	(2,291)	—	(5,512)
Gain on sale of discontinued operations, net of tax	114,661	37,888	114,661	37,888
Net income	$155,060	$55,401	$239,738	$83,326

Earnings per share-Basic
Income from continuing operations	$0.48	$0.24	$1.49	$0.62
Discontinued operations, net of tax	1.36	0.43	1.36	0.39
Basic earnings per share	$1.84	$0.67	$2.85	$1.01

Earnings per share-Diluted
Income from continuing operations	$0.47	$0.23	$1.45	$0.59
Discontinued operations, net of tax	1.32	0.41	1.32	0.38
Diluted earnings per share	$1.79	$0.64	$2.77	$0.97

Weighted average shares outstanding

Basic	84,385	83,259	84,124	82,754
Diluted	86,580	86,186	86,505	85,777

(1)          Reflects reclassification for cash redemption coupons to contra-revenue from operating expense.

Argosy Gaming Company - Results for the Three and Nine Months Ended September 30, 2006 and 2005

On October 3, 2005, Penn National Gaming completed the acquisition of Argosy Gaming Company with the transaction treated for accounting purposes as effective October 1, 2005.  The table below summarizes the operating performance of the Argosy Gaming Company properties during the three and nine month periods ended September 30, 2006 and 2005.  Although Penn National Gaming did not own Argosy Gaming Company during the three and nine month periods ended September 30, 2005, the Company believes this data is useful to investors in considering the value this transaction brings to Penn National.  As previously disclosed, Penn National Gaming completed the sale of Argosy Casino-Baton Rouge on October 25, 2005 and is currently required by the Illinois Gaming Board to reach a definitive sales agreement for the Empress Casino Hotel by June 30, 2008.

Investors should also be aware that Argosy previously included (gain)/loss on disposal of assets in EBITDA while Penn National does not; the results below are furnished based on Penn National’s methodology.

	NET REVENUES (1)		EBITDA (2)
	(in thousands)		(in thousands)
	Three Months Ended September 30,		Three Months Ended September 30,
	2006	2005	2006	2005
Argosy Casino Lawrenceburg	$120,206	$114,441	$39,852	$37,776
Empress Casino Hotel	59,852	60,770	13,784	17,391
Argosy Casino Riverside	37,999	33,599	11,499	9,363
Argosy Casino Alton	29,090	27,516	7,638	5,941
Argosy Casino Sioux City	13,319	13,242	4,215	3,926
Raceway Park	2,175	—	(163)	—

	NET REVENUES (1)		EBITDA (2)
	(in thousands)		(in thousands)
	Nine Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Argosy Casino Lawrenceburg	$355,363	$339,068	$118,593	$111,552
Empress Casino Hotel	179,904	172,098	48,568	44,403
Argosy Casino Riverside	114,601	106,351	37,100	31,235
Argosy Casino Alton	86,814	81,346	23,513	17,279
Argosy Casino Sioux City	40,566	40,180	13,184	12,462
Raceway Park	6,607	—	(229)	—

(1)          Reflects reclassification for cash redemption coupons to contra-revenue from operating expense.

(2)          EBITDA is income from continuing operations excluding charges for stock compensation, depreciation and amortization, and gain or loss on disposal of assets, and is inclusive of earnings from joint venture.  A reconciliation of income from operations per accounting principles generally accepted in the United States of America (“GAAP”) to EBITDA is included in the accompanying financial schedules.

ARGOSY GAMING COMPANY

Property Information Including Corporate Overhead

(in thousands) (unaudited)

Three Months Ended September 30, 2005

Reconciliation of Income from Operations (GAAP) to Adjusted EBITDA

	Income	Depreciation		(Gain)/loss
	from	and		on disposal	Adjusted
	operations	amortization	EBITDA (1)	of assets	EBITDA (2)
Argosy Casino Lawrenceburg	$33,914	$3,862	37,776	$—	$37,776
Empress Casino Hotel	15,035	2,352	17,387	4	17,391
Argosy Casino Riverside	6,268	3,095	9,363	—	9,363
Argosy Casino Alton	4,418	1,523	5,941	—	5,941
Argosy Casino Sioux City	2,902	1,025	3,927	(1)	3,926

ARGOSY GAMING COMPANY

Property Information Including Corporate Overhead

(in thousands) (unaudited)

Nine Months Ended September 30, 2005

Reconciliation of Income from Operations (GAAP) to Adjusted EBITDA

	Income	Depreciation		(Gain)/loss
	from	and		on disposal	Adjusted
	operations	amortization	EBITDA (1)	of assets	EBITDA (2)
Argosy Casino Lawrenceburg	$100,308	$11,243	111,551	$1	$111,552
Empress Casino Hotel	37,395	7,101	44,496	(93)	44,403
Argosy Casino Riverside	21,292	9,898	31,190	45	31,235
Argosy Casino Alton	12,461	4,818	17,279	—	17,279
Argosy Casino Sioux City	9,489	2,971	12,460	2	12,462

(1)          EBITDA is income from continuing operations excluding charges for stock compensation, depreciation and amortization, and gain or loss on disposal of assets, and is inclusive of earnings from joint venture.

(2)          Adjusted EBITDA excludes gain/loss on disposal of assets.

Reconciliation of Non-GAAP Measures to GAAP

EBITDA, or earnings before interest, taxes, charges for stock compensation, depreciation and amortization, gain or loss on disposal of assets, settlement costs and hurricane expenses, and inclusive of earnings from joint venture, is not a measure of performance or liquidity calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  EBITDA information is presented as a supplemental disclosure, as management believes that it is a widely used measure of performance in the gaming industry.  In addition, management uses EBITDA as the primary measure of the operating performance of its properties, including the evaluation of operating personnel.  EBITDA should not be construed as an alternative to operating income, as an indicator of the Company’s operating performance, as an alternative to cash flows from operating activities, as a measure of liquidity, or as any other measure of performance determined in accordance with GAAP.  The Company has significant uses of cash flows, including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in EBITDA.  It should also be noted that other gaming companies that report EBITDA information may calculate EBITDA in a different manner than the Company.  Diluted earnings per share before charges for early extinguishment of debt and stock compensation is presented solely as a supplemental disclosure, as management believes that it is a principal basis for the valuation of gaming companies, as this measure is considered by many to be a better indicator of the Company’s operating results than diluted net income per share per GAAP.  A reconciliation of the Company’s EBITDA to net income per GAAP, as well as the Company’s EBITDA to income from continuing operations per GAAP, is included in the accompanying financial schedules.

A reconciliation of each property’s EBITDA to income from operations is included in the financial schedules herein.  On a property level, EBITDA is reconciled to income from continuing operations per GAAP, rather than net income per GAAP due to, among other things, the impracticability of allocating interest expense, interest income, income taxes and certain other items to the Company’s various properties on a property-by-property basis.  Management believes that this presentation is more meaningful to investors in evaluating the performance of the Company’s individual properties and is consistent with the reporting of other gaming companies.

Penn National is hosting a conference call and simultaneous webcast at 9:00 am EDT today, both of which are open to the general public.  The conference call number is 212/896-6011 or 415/537-1818; please call five minutes in advance to ensure that you are connected prior to the presentation.  Questions and answers will be reserved for call-in analysts and investors.  Interested parties may also access the live call on the Internet at www.pngaming.com; allow 15 minutes to register and download and install any necessary software.

Following its completion, a replay of the call can be accessed until November 9, 2006, by dialing 800/633-8284 or 402/977-9140 (international callers).  The access code for the replay is 21306136.  A replay of the call can also be accessed for thirty days on the Internet at www.pngaming.com.  This press release, which includes financial information to be discussed by management during the conference call and disclosure and reconciliation of non-GAAP financial measures, is available on the Company’s web site, www.pngaming.com in the “News” section (select link for “Press Releases”).

About Penn National Gaming

Penn National Gaming owns and operates casino and horse racing facilities with a focus on slot machine entertainment.  The Company presently operates sixteen facilities in thirteen jurisdictions including Colorado, Illinois, Indiana, Iowa, Louisiana, Maine, Mississippi, Missouri, New Jersey, Ohio, Pennsylvania, West Virginia, and Ontario.  In aggregate, Penn National’s facilities feature approximately 21,000 slot machines, over 425 table games, approximately 1,500 hotel rooms and approximately 630,000 square feet of gaming floor space.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Actual results may vary materially from expectations.  Penn describes certain of these risks and uncertainties in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2005.  Meaningful factors which could cause actual results to differ from expectations described in this press release include, but are not limited to, the passage of state, federal or local legislation that would expand, restrict, further tax or prevent gaming operations in the jurisdictions in which we do business; our ability to successfully integrate the operations of Argosy Gaming Company; the activities of our competitors; increases in our effective rate of taxation at any of our properties or at the corporate level; successful completion of capital projects at our gaming and pari-mutuel facilities; the ability of the Company to recover losses under its insurance policies; the existence of attractive acquisition candidates and the costs and risks involved in the pursuit of those acquisitions; our ability to maintain regulatory approvals for our existing businesses and to receive regulatory approvals for our new businesses (including without limitation a final operators’ license in Pennsylvania); delays in the process of finalizing gaming regulations and the establishment of related governmental infrastructure in Pennsylvania; the maintenance of agreements with our horsemen, pari-mutuel clerks and other organized labor groups; our dependence on key personnel; the impact of terrorism and other international hostilities and the availability and cost of financing and other factors as discussed in the Company’s filings with the United States Securities and Exchange Commission. Furthermore, the Company does not intend to update publicly any forward-looking statements except as required by law.  The cautionary advice in this paragraph is permitted by the Private Securities Litigation Reform Act of 1995.

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